EXHIBIT 107

Calculation of Filing Fee Table

F-1
(Form Type)

Ruanyun Edai Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0002 per share(2)	457	(a)	5,750,000	(3)	$6.00	$34,500,000.00	0.00011020	$3,801.90
Fees to Be Paid	Other	Underwriters’ Warrants(4)	—		—		—	—	—	$0.00
Fees to Be Paid	Equity	Ordinary Shares underlying the Underwriters’ Warrants(4)	457	(a)	57,500		$7.20	$414,000.00	0.00011020	$45.62
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$34,914,000.00		$3,847.52
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$3,847.52

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	Includes 750,000 additional ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any.
(4)	The Registrant has agreed to issue, on the closing date of the offering, warrants, or the underwriters’ warrants, to the underwriters, Univest Securities, LLC and AC Sunshine Securities LLC, in an aggregate amount equal to 1% of the aggregate number of ordinary shares sold by the Registrant in the offering, inclusive of the underwriters’ over-allotment option. The exercise price of the underwriters’ warrants is equal to 120% of the price of the ordinary shares offered in the offering. The underwriters’ warrants are exercisable for a period of five years from the date of issuance and will terminate on the fifth anniversary of the date of commencement of sales of the offering.